EXHIBIT 21

Jurisdiction of
Subsidiary	Formation	Assumed Name (d/b/a)
Alpina GB Limited	England and Wales
Ascot Garage Company Limited	England and Wales	Sytner Sunningdale Rolls Royce Motor Cars Sunningdale
Aston Green Limited	England & Wales	Slough Audi Mayfair Audi Guildford Audi West London Audi Victoria Audi Reading Audi
Atlantic Auto Funding Corporation	DE
Atlantic Auto Second Funding Corporation	DE
Atlantic Auto Third Funding Corporation	DE
Autocare Insurance Agency, Inc.	PR
Autohaus Augsburg GmbH	Germany
Auto Mall Payroll Services, Inc.	FL
Automotive Group Realty (No. 15) Limited	Jersey
Boostmicro Limited	England & Wales
Brett Morgan Chevrolet-Geo, Inc.	DE	Landers Chevrolet HUMMER
Central Ford Center, Inc.	AR	Landers Auto Body
Central Garage (Surrey) Limited	England & Wales
CJNS, LLC	DE	Jaguar North Scottsdale
Classic Auto Group, Inc.	NJ	BMW of Turnersville and Chevrolet of Turnersville, Cadillac of Turnersville, Hummer of Turnersville, Turnersville Collision Center
Classic Enterprises, LLC	DE	Acura of Turnersville
Classic Imports, Inc.	NJ	Toyota of Turnersville, Scion of Turnersville
Classic Management Company, Inc.	NJ
Classic Motor Sales, LLC	DE	Honda Turnersville
Classic Nissan of Turnersville, LLC	DE	Nissan of Turnersville
Classic Turnersville, Inc.	NJ	Hyundai of Turnersville
County Auto Group Partnership	NJ
Covington Pike Dodge, Inc.	DE

Jurisdiction of
Subsidiary	Formation	Assumed Name (d/b/a)
Cruickshank Motors Limited	England and Wales	Mercedes-Benz of Bristol
Mercedes-Benz of Weston-Super-Mare
Mercedes-Benz of Newbury
Mercedes-Benz of Cribbs Causeway
Mercedes-Benz/smart of Swindon
Mercedes-Benz of Bath
Mercedes Benz of Cheltenham & Gloucester
Kings Swindon
Kings Cheltenham & Gloucester
Kings Bristol
D. Young Chevrolet, LLC	DE	Penske Chevrolet
Dan Young Chevrolet, Inc.	IN
Dan Young Motors, LLC	DE	Penske Honda, Penske Body Shop
Danbury Auto Partnership	CT	Honda of Danbury
Dealer Accessories, LLC	DE
DiFeo Chrysler Plymouth Jeep Eagle Partnership	NJ
DiFeo Hyundai Partnership	NJ
DiFeo Leasing Partnership	NJ
DiFeo Nissan Partnership	NJ	Hudson Nissan
DiFeo Partnership, LLC	DE
DiFeo Tenafly Partnership	NJ	DiFeo BMW
Donald Healey Motor Company Limited	England and Wales
Europa Auto Imports, Inc.	CA	Mercedes-Benz of San Diego (& Maybach), Mercedes-Benz of San Diego Body Shop
First Front (Wimbledon) Limited	England & Wales
Florida Chrysler-Plymouth, Inc.	FL
FRN of Tulsa, LLC	DE
FW Mays & Company Limited	England and Wales	Guy Salmon Land Rover Gatwick Guy Salmon Land Rover Ascot Guy Salmon Land Rover Portsmouth Guy Salmon Land Rover Maidstone Guy Salmon Jaguar Gatwick Guy Salmon Jaguar Ascot Guy Salmon Jaguar Maidstone
Gene Reed Chevrolet, Inc.	SC
GMG Motors, Inc.	CA	BMW of San Diego
Goodman Leeds Limited	England and Wales	Bradford Audi Wakefield Audi

Jurisdiction of
Subsidiary	Formation	Assumed Name (d/b/a)
Leeds Audi Harrogate Audi
Goodson North, LLC	DE	Goodson Honda North
Goodson Pontiac GMC, LLC	DE
Guy Salmon Highgate Limited	England and Wales	Guy Salmon Land Rover Stockport
Guy Salmon Honda Limited	England and Wales
Guy Salmon Jaguar Limited	England and Wales	Guy Salmon Jaguar Thames Ditton Guy Salmon Land Rover Thames Ditton Tollbar Twickenham (Volvo)
Goodson Spring Branch, LLC	DE	Goodson Honda West
Graypaul Motors Limited	England and Wales	Graypaul Edinburgh Graypaul Nottingham
Hallamshire Motor Company Limited	England and Wales	Guy Salmon Land Rover Sheffield Guy Salmon Land Rover Leeds Guy Salmon Land Rover Wakefield
HBL, LLC	DE	Aston Martin of Tysons Corner, Audi of Tysons Corner, Mercedes-Benz of Tysons Corner (& Maybach), Porsche of Tysons Corner and Tysons Corner Collision Center
HT Automotive, Ltd.	DE	Tempe Honda
Hudson Motors Partnership	NJ	Hudson Toyota, Hudson Scion
Hughenden Motor Company Limited	England and Wales	Sytner High Wycombe (BMW)
HVPH Motor Corp.	Puerto Rico
JS Imports, LLC	DE	Palm Beach Mazda
Kings Motors Limited	England and Wales	Kings Manchester
KMPB, LLC	DE
KMT / UAG, Inc.	CA	Kearny Mesa Toyota, Kearny Mesa Scion
Landers Auto Sales, LLC	AR	Landers Chrysler Dodge Jeep
Landers Buick – Pontiac, Inc.	AR
Landers Ford North, Inc.	AR
Landers Ford, Inc.	DE	Landers Ford of Memphis
Landers Nissan, LLC	DE	Landers Nissan
Landers United Auto Group No. 2, Inc.	AR
Late Acquisition I, LLC	DE
Late Acquisition II, LLC	DE

Jurisdiction of
Subsidiary	Formation	Assumed Name (d/b/a)
LMNS, LLC	DE
LRP, Ltd.	AZ	Land Rover North Scottsdale
Michael Chevrolet-Oldsmobile, Inc.	SC
Minden Limited	England & Wales
Motorcars Acquisition II, LLC	DE
Motorcars Acquisition III, LLC	DE	Infiniti of Bedford
Motorcars Acquisition IV, LLC	DE	Toyota of Bedford, Scion of Bedford
Motorcars Acquisition V, LLC	DE	Maserati of Cleveland
Motorcars Acquisition VI, LLC	DE
Motorcars Acquisition, LLC	DE	Mercedes-Benz of Bedford
National City Ford, Inc.	DE
Natures Farm (UK) Limited	England & Wales
Nissan of North Olmsted, LLC	DE	Nissan of North Olmsted
OCT Partnership	NJ	Gateway Toyota, Gateway Scion
Oxford Mazda Limited	England and Wales
Palm Auto Plaza, LLC	DE	Palm Beach Toyota, Palm Beach Scion
Peachtree Nissan, Inc.	GA
Pearlshadow Limited	England and Wales
PMRC, LLC	DE	Penske Racing Museum
Prestage Limited	England & Wales
Prophets Garage Limited	England and Wales	Sytner Solihull
Prophets (Gerrards Cross) Limited	England and Wales
Quad Finance Limited	England & Wales
Rectory Road Ltd.	England & Wales
Relentless Pursuit Enterprises, Inc.	CA	Lexus Kearny Mesa
RHD Finance Limited	England & Wales
Riding Garages Limited	England and Wales
R Stratton (Knutsford) Limited	England and Wales	Guy Salmon Land Rover Knutsford
R Stratton Limited	England and Wales	Bentley Lamborghini Birmingham Bentley Lamborghini Edinburgh

Jurisdiction of
Subsidiary	Formation	Assumed Name (d/b/a)
Bentley Manchester
Rybridge Cars Limited	England & Wales
Ryburn Cars Limited	England & Wales
Rycar Limited	England & Wales
Rycar Limited	England & Wales
Rycom Vehicles Limited	England & Wales
Rycroft Vehicles Limited	England and Wales	Mercedes Benz of Newcastle Mercedes Benz of Sunderland Mercedes Benz of Carlisle Mercedes Benz of Teeside Kings Teeside Kings Newcastle smart Stockton
Rydale Cardiff Limited	England & Wales
Rydale Cars Limited	England and Wales	Rydale Central Rydale Sutton Rydale Warley Rydale Cardiff Rydale Newport
Rydnal Limited
Ryland Cars Limited	England & Wales
Ryland Group Limited	England and Wales
Ryland Group Services Limited	England and Wales
Ryland Investments Limited	England and Wales
Ryland Leasing Limited	England & Wales
Ryland North West Limited	England & Wales
Ryland Properties Limited	England and Wales
Ryland Vehicles Limited	England & Wales
SA Automotive, Ltd.	AZ	Acura North Scottsdale

Jurisdiction of
Subsidiary	Formation	Assumed Name (d/b/a)
Sandridge Limited	England and Wales
SAU Automotive, Ltd.	AZ	Scottsdale Audi
Scottsdale 101 Management, LLC	DE
Scottsdale Ferrari, LLC	AZ	Scottsdale Ferrari Maserati
Scottsdale Jaguar, Ltd.	AZ	Scottsdale Jaguar , Scottsdale Aston Martin, Land Rover Scottsdale, Rolls Royce Scottsdale and Scottsdale Bentley
Scottsdale Management Group, Ltd.	AZ
Scottsdale Paint & Body, LLC	DE
Shannon Automotive, Ltd.	TX
Shires (Coventry) Limited	England and Wales
SHVP Motor Corp.	Puerto Rico
Sigma Motors, Inc.	AZ	Mercedes-Benz of Chandler
SK Motors, Ltd.	AZ	Porsche North Scottsdale
SL Automotive, Ltd.	AZ	Scottsdale Lexus and Lexus of Chandler
smart USA Distributor LLC	DE	smart USA
smart USA Distributor of Puerto Rico LLC	Puerto Rico
Somerset Motors Partnership	NJ	Lexus of Bridgewater
Somerset Motors, Inc.	NJ
Sun Motors, Ltd.	AZ	BMW North Scottsdale and MINI North Scottsdale
Sunningdale Carriage Company Limited	England & Wales
Sytner Cars Limited	England & Wales	Porsche Centre Edinburgh Porsche Centre Glasgow Porsche Centre Mid-Sussex Porsche Centre Silverstone
Sytner City Limited	England and Wales
Sytner.com Limited	England and Wales
Sytner Coventry Limited	England and Wales	Sytner Coventry
Sytner Direct Limited	England and Wales
Sytner Equals Prestige Cars Limited	England and Wales

Jurisdiction of
Subsidiary	Formation	Assumed Name (d/b/a)
Sytner Finance Limited	England and Wales
Sytner Group Limited	England and Wales
Sytner Holdings Limited	England and Wales	Guy Salmon Jaguar Coventry
Guy Salmon Jaguar Northampton
Guy Salmon Jaguar Oxford
Guy Salmon Land Rover Coventry
Oxford Saab
Lexus Cardiff
Lexus Birmingham
Lexus Bristol
Lexus Leicester
Lexus Oxford
Tollbar Coventry
Tollbar Warwick
Toyota World (Bristol)
Toyota World Bristol (Central)
Toyota World Cardiff
Toyota World Bridgend
Toyota World Newport
Toyota World (Birmingham)
Toyota World Tamworth
Sytner of Leicester Limited	England and Wales	Sytner Leicester
Sytner Limited	England and Wales	Sytner Nottingham Sytner Docklands/Canary Wharf
Sytner London Limited	England and Wales	Sytner Chigwell Sytner Harold Wood
Sytner of Nottingham Limited	England and Wales
Sytner Online Limited	England and Wales
Sytner Properties (Grove Park) Limited	England and Wales
Sytner Properties (Harold Wood) Limited	England and Wales
Sytner Properties Limited	England and Wales
Sytner Properties (Riverside) Limited	England and Wales
Tamsen GmbH	Germany
The Caxton Engineering Co Limited	England & Wales

Jurisdiction of
Subsidiary	Formation	Assumed Name (d/b/a)
The New Graceland Dodge, Inc.	TN	Landers Dodge
Thomson & Taylor (Brooklands ) Limited	England & Wales
Toyota World Limited	England and Wales
Tri-City Leasing, Inc.	CA
UAG Arkansas FLM, LLC	DE	Landers Ford Lincoln Mercury
UAG Atlanta H1, LLC	DE	Honda Mall of Georgia
UAG Atlanta IV Motors, Inc.	GA	United BMW Gwinnett, United BMW of Roswell and United Collision Center
UAG Capitol, Inc.	DE	Capitol Honda
UAG Carolina, Inc.	DE
UAG Central Florida Motors, LLC	DE
UAG Central NJ, LLC	DE	Ferrari Maserati of Central New Jersey
UAG Central Region Management, LLC	IN
UAG Cerritos, LLC	DE	Cerritos Pontiac Buick GMC Hummer
UAG Chantilly AU, LLC	DE
UAG CHCC, Inc.	NJ
UAG Chevrolet, Inc.	NJ
UAG Citrus Motors, LLC	DE	Citrus Chrysler Jeep Dodge
UAG Classic, Inc.	DE
UAG Clovis, Inc.	DE	Honda North
UAG Connecticut I, LLC	DE
UAG Connecticut, LLC	DE
UAG Duluth, Inc.	TX	Atlanta Toyota, Atlanta Scion
UAG East, LLC	DE
UAG Escondido A1, Inc.	DE	Acura of Escondido
UAG Escondido H1, Inc.	DE	Honda of Escondido
UAG Escondido M1, Inc.	DE	Mazda of Escondido
UAG Fairfield CA, LLC	DE	Audi of Fairfield
UAG Fairfield CM, LLC	DE	Mercedes-Benz of Fairfield and Fairfield Motor Cars Collision Center
UAG Fairfield CP, LLC	DE	Porsche of Fairfield
UAG Fayetteville I, LLC	DE	Chevrolet Hummer of Fayetteville
UAG Fayetteville II, LLC	DE	Honda of Fayetteville
UAG Fayetteville III, LLC	DE	Acura of Fayetteville
UAG Finance Company, Inc.	DE
UAG GD, Ltd.	TX
UAG Germany GmbH	Germany

Jurisdiction of
Subsidiary	Formation	Assumed Name (d/b/a)
UAG GN, Ltd.	TX
UAG GP, Ltd.	TX
UAG Graceland II, Inc.	DE
UAG GW, Ltd.	TX
UAG Holdings de Mexico, S. de R.L. de C.V.	Mexico
UAG Houston Acquisition, Ltd.	TX
UAG Hudson, Inc.	NJ
UAG Hudson CJD, LLC	DE
UAG International Holdings, Inc.	DE
UAG Kissimmee Motors, Inc.	DE	Central Florida Toyota, Central Florida Scion
UAG Landers Springdale, LLC	DE	Toyota of Fayetteville, Scion of Fayetteville, Fayetteville Auto Mall
UAG Los Gatos, Inc.	DE	Los Gatos Acura, Los Gatos Acura Body Shop
UAG Marin, Inc.	DE	Marin Honda, Marin Honda Body Shop
UAG Memphis II, Inc.	DE	Wolfchase Toyota, Wolfchase Scion and Landers Auto Body
UAG Memphis IV, Inc.	DE
UAG Memphis Management, Inc.	DE
UAG Mentor Acquisition, LLC	DE	Honda of Mentor
UAG Michigan Cadillac, LLC	DE	Rinke Cadillac, Goodwrench Auto Body Center
UAG Michigan H1, LLC	DE	Honda Bloomfield
UAG Michigan H2, LLC	DE
UAG Michigan Holdings, Inc.	DE
UAG Michigan Pontiac-GMC, LLC	DE	Rinke Pontiac-GMC Truck
UAG Michigan T1, LLC	DE	Rinke Toyota, Rinke Scion, Rinke Toyota Collision Center
UAG Michigan TMV, LLC	DE	Toyota of Waterford, Scion of Waterford, Toyota of Waterford Collision Center
UAG Minneapolis B1, LLC	DE	Motorwerks BMW/Motorwerks MINI
UAG Nanuet I, LLC	DE	Mercedes-Benz of Nanuet
UAG Nanuet II, LLC	DE	Honda of Nanuet
UAG Nevada Land, LLC	DE
UAG Northeast Body Shop, Inc.	DE
UAG Northeast, LLC	DE
UAG Oldsmobile of Indiana, LLC	IN
UAG/PFS, Inc.	AZ

Jurisdiction of
Subsidiary	Formation	Assumed Name (d/b/a)
UAG Phoenix VC, LLC	DE	Volvo North Scottsdale
UAG Realty, LLC	DE
UAG Royal Palm, LLC	DE
UAG Royal Palm M1, LLC	DE
UAG San Diego A1, Inc.	DE	Kearny Mesa Acura
UAG San Diego AU, Inc.	DE	Audi of Escondido
UAG San Diego H1, Inc.	DE	Honda Mission Valley
UAG San Diego JA, Inc.	DE	Jaguar Kearny Mesa, Aston Martin of San Diego
UAG San Diego Management, Inc.	DE
UAG Southeast, Inc.	DE
UAG Spring, LLC	DE
UAG Stevens Creek II, Inc.	DE	Audi Stevens Creek, Porsche of Stevens Creek
UAG Sunnyvale, Inc.	DE
UAG Texas II, Inc.	DE
UAG Texas, LLC	DE
UAG Torrance, Inc.	DE	Penske Cadillac Hummer South Bay, Penske Cadillac Collision Center
UAG Tulsa Holdings, LLC	DE
UAG Tulsa JLM, LLC	DE	Jaguar of Tulsa, Lincoln Mercury of Tulsa
UAG Tulsa VC, LLC	DE	Lincoln Mercury of Tulsa, Volvo of Tulsa, Tulsa Collision Repair
UAG Turnersville Motors, LLC	DE
UAG Turnersville Realty, LLC	DE
UAG UK Holdings Limited	England and Wales
UAG VC, LLC	DE	United Hummer of Tulsa
UAG VK, LLC	DE	Volkswagen North Scottsdale
UAG West Bay AM, LLC	DE	Inskip Collision Center
UAG West Bay FM, LLC	DE
UAG West Bay IA, LLC	DE	Inskip Acura
UAG West Bay IAU, LLC	DE	Inskip Audi
UAG West Bay IB, LLC	DE	Inskip Bentley Providence
UAG West Bay II, LLC	DE	Inskip Infiniti
UAG West Bay IL, LLC	DE	Inskip Lexus
UAG West Bay IN, LLC	DE	Inskip Nissan
UAG West Bay IM, LLC	DE	Inskip Autocenter (Mercedes-Benz)
UAG West Bay IP, LLC	DE	Inskip Porsche
UAG West Bay IV, LLC	DE	Inskip Volvo
UAG West Bay IW, LLC	DE	Inskip BMW
UAG West, LLC	DE	Scottsdale 101 Auto Collection

Jurisdiction of
Subsidiary	Formation	Assumed Name (d/b/a)
William Jacks Services Limited	England & Wales
UAG Young Automotive Group, LLC	DE
UAG Young II, Inc.	DE
UAG-Caribbean, Inc.	DE
UnitedAuto Dodge of Shreveport, Inc.	DE
United Auto Group, Inc.	DE
UnitedAuto Group UK Limited	England and Wales	Mercedes-Benz Milton Keynes Mercedes-Benz Kettering Mercedes-Benz Northampton Mercedes-Benz Bedford smart Milton Keynes
United Auto Licensing, LLC	DE
United AutoCare Products, LLC	DE
United Auto Scottsdale Property Holdings, LLC	DE
United Ford Broken Arrow, LLC	DE
United Ford North, LLC	DE	United Ford North
United Ford South, LLC	DE	United Ford South
United Nissan, Inc.	TN
United Nissan, Inc.	GA
United Ranch Automotive, LLC	DE	Audi North Scottsdale
UnitedAuto Fifth Funding Inc.	DE
UnitedAuto Finance Inc.	DE
UnitedAuto Fourth Funding Inc.	DE
VPH Motor Corporation	Puerto Rico
West Palm Auto Mall, Inc.	FL
West Palm Nissan, LLC	DE	West Palm Nissan
West Palm S1, LLC	DE	Palm Beach Subaru
Westbury Superstore, Ltd.	NY	Westbury Toyota, Westbury Scion
William Jacks Properties Limited	England and Wales
Woodcote Properties Limited	England and Wales
WTA Motors, Ltd.	TX	BMW of Austin
Yarnolds of Stratford Limited	England and Wales	Guy Salmon Jaguar Stratford Guy Salmon Land Rover Stratford
Young Automotive Holdings, LLC	DE
Young Management Group, Inc.	IN
Zycor 16 Limited	England & Wales

Jurisdiction of
Subsidiary	Formation	Assumed Name (d/b/a)
Zycor 17 Limited	England & Wales
Zycor 18 Limited	England & Wales
Zycor 5 Limited